Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Trinity Place Holdings Inc. (the “Company”) on Form 10-K/A for the year ended March 1, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard G. Pyontek, Chief Financial Officer and Chief Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard G. Pyontek
Richard G, Pyontek
Chief Financial Officer, Treasurer and Secretary
Trinity Place Holdings Inc.
June 30, 2014